UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2005 the Compensation Committee of the Board of Directors of Kohl’s Corporation made its annual grant of stock options to the Company’s Executive Vice Presidents.  The form of option award is filed as Exhibit 10.1 to this Form 8-K.

The Compensation Committee further established net income hurdles for fiscal 2005 under the Company’s executive bonus plan.  The Company maintains the executive bonus plan for its management Board members, buyers, store managers and other key executives such as sales support managers and merchandise planners.  The management Board is comprised of the Company’s executive officers, senior vice presidents, vice presidents, directors, district managers and divisional merchandise managers.  Under the plan, the Compensation Committee fixes net income goals for the Company for each fiscal year.  Participants receive a predetermined percentage of their base pay depending upon the net income level achieved.  A summary of the plan is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

10.1	Form of Executive Stock Option Award
10.2	Executive Bonus Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2005

KOHL’S CORPORATION

By:  /s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Stock Option Award
10.2	Executive Bonus Plan Summary